UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2010

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53376	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Granville Street, Suite 1023, Vancouver, BC, Canada	V6C 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 324-4844

Kid’s Book Writer Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 23, 2010, our sole director and holder of the majority of our stock approved a one (1) for ten (10) reverse stock split of our issued and outstanding shares of common stock.  On November 1, 2010, the Nevada Secretary of State accepted for filing of a Certificate of Amendment, wherein we have effected an amendment to our Articles of Incorporation to change our name from Kid’s Book Writer Inc. to Eternity Healthcare Inc. and to increase the authorization number of shares of our common stock from 75,000,000 to 300,000,000 shares, par value of $0.001.  The name change and the increase of our authorized common stock were approved on September 23, 2010 by a holder of 92.6% of our common stock by way of a written consent resolution.

Effective November 15, 2010, our issued and outstanding shares decreased from 35,750,000 shares of common stock to 3,575,000 shares of common stock, all with a par value of $0.001.  The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on November 15, 2010 under our new symbol “ETAHD”.  The “D” on our trading symbol will be removed 20 days after November 15, 2010.  Our new CUSIP number is 29760J107.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

/s/ Hassan Salari
Hassan Salari
President and Chief Executive Officer

Date:	November 16, 2010